EXHIBIT 10.2

                             CARRIAGE HOUSE CAPITAL
                         729 BOYLSTON STREET, 4TH FLOOR
                                BOSTON, MA 02116
                          (617) 536-1920 - FAX 536-6062


                              Consulting Agreement

Mr. Carl H. Canter, President
C Square Ventures, Inc.
551 N.W. 77th Street, Suite 109
Boca Raton, Florida  33487-1330

Dear Mr. Canter:

         This will confirm the terms under which you, Carl H. Canter, President of C Square Ventures, Inc. (the "Company") have engaged Carriage House Capital (the "Consultant") to provide business and financial consulting services in connection with your potential acquisition of ConSyGen, Inc. (the "Target").
Carriage House Capital shall provide advice and guidance upon request in connection with the foregoing transaction including:

     1. Assisting in the evaluation of the financial condition and reviewing the financial information supplied relating to the business and financial condition of the Target.

     2. Assisting management and counsel in the negotiation of the acquisition agreement.

     3. Assisting in working with the Company's counsel and auditors in conjunction with the preparation of any documentation in connection with the transaction referred to above.

     4.   Assisting management in its due diligence investigation of the Target.

         Upon completion of such acquisition Consultant shall be paid a fee of 1,000,000 free trading shares of the Company's common stock, such shares not being subject to the proposed reverse stock split of the Company's common stock. Such shares shall be registered under Form S-8 of the Securities Act of 1933.

         The Company agrees that it will reimburse Consultant for actual travel and other out-of pocket expenses reasonably incurred in connection with the performances of services thereunder and which have been approved by the Company in advance in writing.

         If the foregoing accurately sets forth the full and complete terms of our agreement, please so confirm by signing in the place indicated below and returning to me at which time this shall constitute a legally binding agreement between you and Carriage House Capital.

         The above is confirmed:                    Yours very truly,

         C Square Ventures, Inc.                    Carriage House Capital


         By:/s/Carl H. Canter                       By:/s/Howard Baer
            ---------------------------                -------------------------
            Carl H. Canter, President                  Howard Baer, President
Dated:   July 10, 1996